Legg Mason Partners Variable Portfolios III, Inc.:

Legg Mason Partners Adjustable Rate income Portfolio



Sub-Item 77D (Revision to Investment Strategy)
Registrant incorporates by reference Registrant's Form 497
Supplement
dated November 1, 2006 filed on November 1, 2006.
(Accession No. 000119312506220647)